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                                                                   EXHIBIT 12(b)

               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
        COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED
               CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 ($ in millions)

                                                                                               Year Ended December 31,
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                                                                              1991         1992        1993         1994       1995
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
EARNINGS:
 1.   Income before income taxes and cumulative effects
       of accounting changes                                                $  834       $  906      $1,550       $  869     $  215
 2.   Add: Fixed charges excluding capitalized interest (Line 13)            3,614        3,099       3,148        3,884      5,356
 3.   Less: Equity in undistributed income of unconsolidated
       subsidiaries and affiliates                                              31           40          30           45         28
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 4.   Earnings including interest on deposits                                4,417        3,965       4,668        4,708      5,543
 5.   Less: Interest on deposits                                             1,589        1,119       1,013          965      1,359
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 6.   Earnings excluding interest on deposits                               $2,828       $2,846      $3,655       $3,743     $4,184
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PREFERRED STOCK DIVIDEND REQUIREMENTS:
 7.   Preferred stock dividend requirements                                 $   34       $   30      $   23       $   28        $51
 8.   Ratio of income from continuing operations before income taxes to
       income from continuing operations after income taxes                    125%         142%        145%         141%       145%
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 9.   Preferred stock dividend requirements on a pretax basis               $   43       $   43      $   33       $   39     $   74
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FIXED CHARGES:
10.   Interest Expense                                                      $3,585       $3,072      $3,122       $3,858     $5,330
11.   Estimated interest component of net rental expense                        29           27          26           26         26
12.   Amortization of debt issuance expense                                     --           --          --           --         --
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13.   Total fixed charges including interest on deposits and
       excluding capitalized interest                                        3,614        3,099       3,148        3,884      5,356
14.   Add: Capitalized interest                                                 --           --          --           --         --
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15.   Total fixed charges                                                    3,614        3,099       3,148        3,884      5,356
16.   Add: Preferred stock dividend requirements--pretax (Line 9)               43           43          33           39         74
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17.   Total combined fixed charges and preferred
       stock dividend requirements on a pretax basis                         3,657        3,142       3,181        3,923      5,430
18.   Less: Interest on deposits (Line 5)                                    1,589        1,119       1,013          965      1,359
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19.   Combined fixed charges and preferred stock dividend requirements
       on a pretax basis excluding interest on deposits                     $2,068       $2,023      $2,168       $2,958     $4,071
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CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDEND REQUIREMENTS:
Including interest on deposits (Line 4/Line 17)                               1.21         1.26        1.47         1.20       1.02
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Excluding interest on deposits (Line 6/Line 19)                               1.37         1.41        1.69         1.27       1.03
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

136  BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES